EXHIBIT 99.1

PRESS RELEASE	Investor/Media Contact: Raj Denhoy 415 828-1044 rdenhoy@establishmentlabs.com
Establishment Labs Reports Fourth Quarter and Full Year 2024 Financial Results and Reaffirms 2025 Guidance
NEW YORK, NY, February 26, 2025 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global medical technology company dedicated to improving women’s health and wellness, principally in breast aesthetics and reconstruction, today announced financial results for the fourth quarter and full year ended December 31, 2024 and reaffirmed 2025 guidance.
Fourth Quarter Highlights and Outlook
•Fourth quarter revenue of $44.5 million, consistent with preannouncement on January 13.
•Motiva Implants approved and launched in U.S.; Motiva U.S. revenue in the fourth quarter of $3.3 million.
•Fourth quarter net loss from operations of $18.7 million, a 15% reduction compared to a net loss of $22.1 million in the year-ago period.
•Fourth quarter adjusted EBITDA loss of $13.1 million, a 25% reduction compared to a loss of $17.4 million in the year-ago period.
•Cash balance of $90.3 million as of December 31, 2024. Additional tranche on credit facility allows for an additional $25 million, for a total accessible cash balance of approximately $115 million.
•2025 revenue guidance of $205 million to $210 million reaffirmed, including mid-single digit underlying growth in international sales, $170 million to $175 million, and $35 million in sales in the United States. 2025 revenue guidance an increase of 23% to 26% over 2024. First quarter 2025 revenue in the United States expected to be approximately $5.5 million.
•Preservé launched in Brazil, the next technology offering in minimally invasive portfolio.
“The approval of Motiva implants in the United States was a watershed moment for our company,” said Juan José Chacón-Quirós, Founder and Chief Executive Officer. “The interest from both plastic surgeons and patients has exceeded our expectations. In the fourth quarter, we had $3.3 million in sales in the United States — and momentum continues to build. We expect approximately $5.5 million in first quarter U.S. revenue, and at this tempo we should be able to meet and even exceed our $35 million guidance for the U.S. in 2025.”
“We continue to aggressively manage our expenses, with our EBITDA loss improving almost $19 million this year over last despite the significant step up in our U.S. commercial efforts and investments in our organic innovation pipeline,” Mr. Chacón-Quirós continued. “We are targeting our first positive EBITDA quarter this year as well as turning cash flow positive next year. Our launch into the United States positions us for sustained growth and profitability. We are poised to become the global market leader with technologies that can remake and expand the breast aesthetics and reconstruction markets.”
Fourth quarter 2024 Financial Results
Total revenue for the quarter ended December 31, 2024 was $44.5 million compared to $31.6 million for the same period in 2023.
Gross profit for the fourth quarter was $30.5 million, or 68.5% of revenue, compared to $20.6 million, or 65.2% of revenue, for the same period in 2023.
Total operating expenses for the fourth quarter were $49.2 million, an increase of $6.5 million compared to $42.7 million in the fourth quarter of 2023.
SG&A expenses for the fourth quarter increased approximately $7.1 million to $44.0 million compared to $36.9 million in the fourth quarter of 2023. The increase in SG&A was primarily due to costs associated with investment in growth initiatives and expanding operations offset by expense reductions.
R&D expenses declined approximately $0.7 million to $5.1 million in the fourth quarter compared to $5.8 million for the same quarter a year ago. The decline was due to the timing of regulatory and compliance costs and cost reduction initiatives.
Net loss from operations for the fourth quarter was $18.7 million compared to a net loss of $22.1 million in the year ago period.
Adjusted EBITDA for the fourth quarter was a loss of $13.1 million compared to a loss of $17.4 million in the year ago period.
The Company’s cash balance on December 31, 2024 was $90.3 million. Cash increased $50.3 million from December 31, 2023 and increased $50.6 million from the prior quarter, primarily as a result of operating activities and investments in new facilities offset by expense reduction initiatives and the Company's share offering on November 7, 2024.
Conference Call and Webcast Information
Establishment Labs will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed by dialing (877) 407-8037 (U.S. and Canada) or (201) 689-8037 (international) and using conference ID number 13750828. In addition, the live and archived webcast will be available on the Investor Relations section of the Company's website at www.establishmentlabs.com.
About Establishment Labs
Establishment Labs Holdings Inc. is a global medical device company dedicated to improving women’s health and wellness in breast aesthetics and reconstruction through the power of science, engineering, and technology. The Company offers a portfolio of solutions for breast health, breast aesthetics, and breast reconstruction in over 90 countries. With over four million Motiva ® devices delivered to plastic and reconstructive surgeons since 2010, the Company’s products have created a new standard for safety and patient satisfaction. The company’s minimally invasive platform consists of Mia Femtech®, a unique minimally invasive experience for breast harmonization, and Preservé™, a breast tissue preserving and minimally invasive technology for breast augmentation, revision augmentation and mastopexy augmentation. GEM® is a next generation minimally invasive system for gluteal ergonomic modeling currently undergoing an IRB approved pivotal study. The Motiva Flora® tissue expander is used to improve outcomes in breast reconstruction following breast cancer and is the only regulatory-approved expander in the world with an integrated port using radio-frequency technology that is MRI conditional. Zensor™ is an RFID technology platform used to safely identify implantable devices from outside the body, and includes the company’s first biosensor Zenº™, currently part of an IRB approved pivotal study to measure core breast temperature. These solutions are supported by over 200 patents applications in 20 separate patent families worldwide and over 100 scientific and clinical studies and publications in peer reviewed journals. Establishment Labs manufactures at two facilities in Costa Rica compliant with all applicable regulatory standards under ISO13485:2024 and FDA 21 CFR 820. Please visit our website for additional information at www.establishmentlabs.com.
Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies, limiting the usefulness of the measures for comparison with other companies.
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes; and (3) depreciation and amortization. We consider EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.
We also present Adjusted EBITDA which includes additional adjustments for items such as other non-cash charges, gains or losses on extinguishment of debt, share-based compensation, contract termination costs, and foreign currency gains and losses. We believe that Adjusted EBITDA provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor's understanding of our performance.
We believe disclosure of this information is also useful to investors as it provides insight into the earnings that management uses to make strategic decisions. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of our operating performance. EBITDA and Adjusted EBITDA do not represent cash generated from operating activities under GAAP and should not be considered as alternatives to cash flows from operations or any other operating performance measure prescribed by GAAP. These measures are not measures of our liquidity, nor are indicative of funds available to fund our cash needs. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.
Please see “Reconciliation of EBITDA and Adjusted EBITDA” for a reconciliation of these measures to net income (loss), the most directly comparable financial measure. This release also includes information about our expectations regarding Adjusted EBITDA on a forward-looking basis. We have not provided a reconciliation of such forward-looking Adjusted EBITDA information because a reconciliation of such measure to our expected GAAP net income (loss) on a forward-looking basis is not available without unreasonable efforts. The timing or amount of various reconciling items that would impact the forward-looking expectations for this non-GAAP financial measure are uncertain, depend on various factors and cannot be reasonable predicted. Such unavailable information could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “intends to,” “would,” “will,” “may” or other similar expressions in this press release. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, including related product development and commercialization and regulatory approvals, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, related to the company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Although we believe that our assumptions are reasonable, we cannot guarantee future performance, and some will inevitably prove to be incorrect. As a result, our actual future results and the timing of events may differ from our expectations, and those differences may be material. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product offerings; the rate of adoption of our products by healthcare providers or other customers; the success of our marketing initiatives; the safe and effective use of our products; our ability to protect our intellectual property; our future expansion plans and capital allocation; our ability to expand upon and/or secure sources of credit or capital; our ability to develop and maintain relationships with qualified suppliers to avoid a significant interruption in our supply chains; our ability to attract and retain key personnel; our ability to scale our operations to meet market demands; the effect on our business of existing and new regulatory requirements; and other economic and competitive factors. These and other factors that could cause or contribute to actual results differing materially from our expectations include, among others, those risks and uncertainties discussed in the company’s quarterly report on Form 10-Q filed on November 12, 2024 and will be discussed in the company's annual report on Form 10-K that will be filed on February 28, 2025, which risks and uncertainties may be updated in the future in other filings made by the company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.
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ESTABLISHMENT LABS HOLDINGS INC.
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenue	$44,514	$31,560	$166,025	$165,151
Cost of revenue	14,022	10,975	56,500	58,174
Gross profit	30,492	20,585	109,525	106,977
Operating expenses:
Sales, general and administrative	44,018	36,880	139,806	145,575
Research and development	5,144	5,820	19,706	26,428
Total operating expenses	49,162	42,700	159,512	172,003
Loss from operations	(18,670)	(22,115)	(49,987)	(65,026)
Interest income	199	504	1,477	1,020
Interest expense	(5,949)	(4,338)	(20,829)	(15,393)
Other income (expense), net	(11,519)	2,902	(15,289)	816
Loss before income taxes	(35,939)	(23,047)	(84,628)	(78,583)
Benefit for income taxes	1,408	2,505	32	81
Net loss	$(34,531)	$(20,542)	$(84,596)	$(78,502)

Basic and diluted net loss per share	$(1.19)	$(0.79)	$(3.00)	$(3.07)
Weighted average outstanding shares used for basic and diluted net loss per share	28,942,937	26,062,724	28,161,761	25,600,029

ESTABLISHMENT LABS HOLDINGS INC.
Consolidated Balance Sheets
(In thousands)

	December 31,
	2024	2023

Assets
Current assets:
Cash	$90,347	$40,035
Accounts receivable, net of allowance for doubtful accounts of $3,088 and $1,841 at December 31, 2024 and 2023, respectively	65,002	46,918
Inventory, net	78,766	79,471
Prepaid expenses and other current assets	8,922	8,477
Total current assets	243,037	174,901
Long-term assets:
Property and equipment, net of accumulated depreciation	78,028	77,205
Goodwill	1,209	465
Intangible assets, net of accumulated amortization	11,683	7,987
Right-of-use operating lease assets, net	5,561	3,381
Other non-current assets	7,313	4,702
Total assets	$346,831	$268,641
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$44,760	$41,624
Accrued liabilities	16,536	13,690
Other liabilities, short-term	6,982	1,836
Total current liabilities	68,278	57,150
Long-term liabilities:
Note payable, Oaktree, net of debt discount and issuance costs	219,577	188,739
Operating lease liabilities, non-current	4,203	2,712
Other liabilities, long-term	1,678	1,645
Total liabilities	293,736	250,246
Shareholders’ equity:
Total shareholders’ equity	53,095	18,395
Total liabilities and shareholders’ equity	$346,831	$268,641

Reconciliation of EBITDA and Adjusted EBITDA
The following is a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Net loss	$(34,531)	$(20,542)	$(84,596)	$(78,502)
Interest expense	(5,949)	(4,338)	(20,829)	(15,393)
Interest income	199	504	1,477	1,020
Benefit for income taxes	1,408	2,505	32	81
Depreciation and amortization	(2,154)	(1,222)	(6,834)	(4,166)
EBITDA	(28,035)	(17,991)	(58,442)	(60,044)
Stock compensation expense	(3,546)	(3,452)	(14,404)	(14,362)
Compensation paid in stock in lieu of cash	(110)	(425)	(964)	(495)
Foreign currency gains (losses)	(5,240)	3,285	(8,819)	1,848
Contract termination costs in non-operating expense	(6,004)	—	(6,004)	—
Adjusted EBITDA	$(13,135)	$(17,399)	$(28,251)	$(47,035)